Exhibit 3.2

June 15, 2007
Amended May 2, 2011*

AUDIT COMMITTEE CHARTER

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
GLOBAL GOLD CORPORATION

I.	Purpose

The Board of Directors (the "Board") of Global Gold Corporation (the "Company") has established the Audit Committee of the Board (the "Committee") for the purpose of providing assistance to the Board in fulfilling its responsibility with respect to its oversight of:  (i) the quality and integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditors.  In addition, the Committee shall prepare the report required by Securities and Exchange Commission (the "SEC") rules to be included in the Company's annual proxy statement.  Pursuant to SEC Rule S-K, the Company has elected to adopt the NYSE Amex corporate governance rules as a Small Reporting Company www.nyse.com/attachment/amex_landing.htm

II.	Structure and Operations

A.	Composition and Qualifications

(1)    The Committee shall be comprised of two or more members of the Board, each of whom is determined by the Board to be "independent" for such purposes under the rules of the NYSE Amex1 and Rule 10A-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"),2 and any other applicable laws, rules or regulations in effect from time to time.  No member of the Committee many serve on the audit committee of more than three public companies, including the Company, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

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1
"Independent director" means a person other than an executive officer or employee of the company. No director qualifies as independent unless the issuer's board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition to the requirements contained in this Section 803A, directors serving on audit committees must also comply with the additional, more stringent requirements set forth in Section 803B(2) below. The following is a non-exclusive list of persons who shall not be considered independent:

(a) a director who is, or during the past three years was, employed by the company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year) (See Commentary .08);

(b) a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service,
(ii) compensation paid to an immediate family member who is an employee (other than an executive officer) of the company,
(iii) compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year) (See Commentary .08), or
(iv) benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(c) a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

(d) a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than those arising solely from investments in the company's securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer's executive officers serve on the compensation committee of such other entity; or

(f) a director who is, or has an immediate family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years.

803B(2) (a) Each issuer must have, and certify that it has and will continue to have, an audit committee of at least three members, each of whom:
(i) satisfies the independence standards specified in Section 803A and Rule 10A-3 under the Securities Exchange Act of 1934;
(ii) must not have participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer at any time during the past three years; and

(iii) is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. A director who qualifies as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K or Item 3 of Form N-CSR (in the case of a registered management investment company) is presumed to qualify as financially sophisticated.

(b) Notwithstanding Section 803B(2)(a), one director who is not independent as defined in Section 803A, but who satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (see Section 803B(2)(a)(i)), and is not a current officer or employee or an immediate family member of such officer or employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the issuer and its shareholders, and the board discloses, in the next annual meeting proxy statement (or in its next annual report on SEC Form 10-K or equivalent if the issuer does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reasons for that determination. A director appointed to the audit committee pursuant to this exception may not serve for in excess of two consecutive years and may not chair the audit committee.

(c) Smaller Reporting Companies - Issuers that satisfy the definition of Smaller Reporting Company in Regulation S-K, Item 10(f)(1) are only required to maintain an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

2
Under SEC Rule 10A-3, an "independent" director for purposes of serving on the Committee is one that, except in his or her capacity as a member of the Committee, another Board committee or the Board:  (i) does not accept any consulting, advisory or other compensation from the Company (excluding fixed compensation amounts under retirement plans for prior service so long as the compensation is not contingent on continued service) and (ii) is not an "affiliated person" of the Company.

(2)   All members of the Committee must have a working familiarity with basic finance and accounting practices.

(3)   No member of the Committee shall receive compensation other than (i) director's fees for service as a director of the Company, including reasonable compensation for serving on the Committee as well as regular benefits that other directors receive (including equity-based awards) and (ii) a pension or similar compensation for past performance, provided that such compensation is not contingent on continued or future service to the Company.

B.	Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal.  The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

C.	Chairman

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by the majority vote of the Committee.  The Chairman shall be entitled to cast a vote to resolve any ties.  The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.	Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate.  The Committee shall periodically meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately.  The Committee should also meet with the independent auditors and management quarterly to review the Company's financial statements in a manner consistent with that outlined in Article IV of this Charter.  When necessary and appropriate, telephone meetings may be held.  The presence of a majority of the Committee members will constitute a quorum for the transaction of business.

IV.	Duties and Responsibilities

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Article I of this Charter.  These functions should serve as a guide.  The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.  The Committee shall also carry out any other duties and responsibilities delegated to it by the Board.

The Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate.  The Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.  The Company shall also provide funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee.

A.	Documents/Reports Review

(1)   Review with management and the independent auditors prior to public dissemination the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

(2)   Review and discuss with management and the independent auditors the Company's earnings press releases, as well as any other financial information or earnings guidance provided to persons outside of the Company.  The Committee's discussion in this regard may be general in nature and need not take place in advance of each earnings release or other dissemination of information.

B.	Independent Auditors

(1)   Appoint, retain, compensate, evaluate and terminate the Company's independent auditors and approve all audit engagement fees and terms.

(2)   Inform any registered public accounting firm performing work for the Company that such firm shall report directly to the Committee.

(3)   Oversee the work of any registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

(4)   Approve in advance any significant audit or non-audit engagement or relationship between the Company and the independent auditors (other than "prohibited non-auditing services") in accordance with the Committee's established pre-approval policies and procedures.

(5)   Review, at least annually, the qualifications, performance and independence of the independent auditors.  In conducting its review and evaluation, the Committee should:

(a)   Obtain and review a report by the Company's independent auditor describing:  (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm; and (iii) to assess the auditor's independence, all relationships between the independent auditor and the Company;

(b)   Ensure the rotation of the lead audit partner as required by law or regulation, and consider regular rotation of the audit firm; and

(c)   Take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function).

C.	Financial Reporting Process

(1)   In periodic consultation with each of the independent auditors, management and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

(2)   Review periodically the effect of regulatory and accounting initiatives, as well as off- balance sheet structures, if any, on the financial statements of the Company.

(3)   Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with the Company's management and (ii) management's responses to such matters.

D.	Legal Compliance/General

(1)   Discuss with management and the independent auditors the Company's guidelines and policies with respect to risk assessment and risk management.

(2)   Set clear hiring policies: for employees or former employees of the independent auditors.

(3)   Establish procedures, in accordance with the procedures outlined in the Company's Code of Business Conduct and Ethics, as amended from time to time, for:  (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

E.	Reports

(1)   Prepare all reports required to be included in the Company's proxy statement, pursuant to and in accordance with applicable SEC rules and regulations.

(2)   Report regularly to the full Board including with respect to any issues that arise as to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

(3)   Maintain minutes of meetings and other activities of the Committee.

V.	Reliance on Information Provided

In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company, and are not providing any expert or special assurance as to the Company's financial statements or any professional certification of the independent auditors' work.  Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee by such persons or organizations, absent actual acknowledge to the contrary.

VI.	Annual Performance Evaluation

The Committee shall perform a review and evaluation, at least annually, of its performance and that of its members, including, but not limited to, a review of the Committee's compliance with this Charter.  In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter.

*The information posted is as of the date indicated.  Please be advised that we may not update or remove this information other than as required by applicable law or regulation.